                                                                     EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION

                                    FWT, INC.

                                   ARTICLE ONE

         FWT, Inc. (the "CORPORATION"), pursuant to the provisions of Article
4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation (the "RESTATED ARTICLES") which accurately copy the Articles of Incorporation (the "ARTICLES") and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                   ARTICLE TWO

         The Articles of the Corporation are amended by the Restated Articles as follows:

         Article Three is hereby amended to read as follows: "The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act."

         Article Four is hereby amended to read as follows: "The aggregate number of shares of capital stock which the corporation shall have authority to issue is ONE THOUSAND (1000) shares with a par value of TEN ($10.00) DOLLARS EACH. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any shareholder vote in which any of such holders is entitled to participate.

         The board of directors may establish series of unissued shares of any class of capital stock by fixing and determining the designation and preferences, limitations and relative rights, including voting rights, of the shares of any series so established and may increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

         The preemptive right of any shareholder of the corporation to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares of the corporation, is hereby denied; provided, however, that nothing herein shall preclude the corporation from granting preemptive rights by contract or agreement to any person, corporation or other entity. Cumulative voting by the shareholders of the corporation at any election of directors of the corporation is hereby prohibited."

         Article Six is hereby amended to read as follows: "The post office address of its registered office is 1901 East Loop 820 South, Fort Worth, Texas 76112; and the name of its registered agent at such address is Douglas A. Standley."


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         Article Seven is hereby amended to read as follows: "The number of directors constituting the board of directors is five (5), and the names and addresses of the persons who are to serve as directors, until their successors are elected and qualified are:

Roy J. Moore               1901 East Loop 820 South, Fort Worth, TX 76112
Douglas A. Standley        1901 East Loop 820 South, Fort Worth, TX 76112
John C. Baker              575 Madison Avenue, 10th Floor, New York, NY  10022
Edward W. Scott            575 Madison Avenue, 10th Floor, New York, NY  10022
Lawrence A. Bettino        575 Madison Avenue, 10th Floor, New York, NY  10022"

         The following new Article Ten is an addition to the original Articles and the full text of Article Ten reads as follows:

                                   ARTICLE TEN

         To the fullest extent permitted by any applicable law, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or amendment of this Article Ten by the shareholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the corporation at the time of such repeal or amendment.

         The following new Article Eleven is an addition to the original Articles and the full text of Article Eleven reads as follows:

                                 ARTICLE ELEVEN

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the corporation), by reason of the fact that he is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee or similar functionary of another corporation, employee benefit plan, other enterprise, or other entity, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article Eleven. The right to indemnification under this Article Eleven shall be a contract right and shall not be deemed exclusive of any other right to which those seeking


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indemnification may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article Eleven by the shareholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

         The following new Article Twelve is an addition to the original Articles and the full text of Article Twelve reads as follows:

                                 ARTICLE TWELVE

         An otherwise valid contract or other transaction between the corporation and any other corporation and otherwise valid acts of the corporation with relation to any other corporation shall, in the absence of fraud, be valid notwithstanding whether any one or more of the directors or officers of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or any other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

         Any contract, transaction, act of the corporation or of the directors, which shall be ratified at any annual meeting of the shareholders of the corporation, or at any special meeting of the shareholders of the corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

         Subject to any express agreement which may from time to time be in effect, any shareholder, director or officer of the corporation may carry on and conduct in his own right and for his own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or shareholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business which competes with the business of the



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corporation and shall be free in all such capacities to make investments in any kind of property in which the corporation may make investments.

         The following new Article Thirteen is an addition to the original Articles and the full text of Article Thirteen reads as follows:

                                ARTICLE THIRTEEN

         Any action which would otherwise be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         The following new Article Fourteen is an addition to the original Articles of Incorporation and the full text of Article Ten reads as follows:

                                ARTICLE FOURTEEN

         With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares of any class or series is required by the Texas Business Corporation Act, the act of the holders of shares of that class or series on that matter shall be the affirmative vote of the holders of more than fifty percent of the outstanding shares of that class or series, rather than the affirmative vote of the holders of shares of that class or series otherwise required by the Texas Business Corporation Act. Without limiting the generality of the foregoing, the provisions of this Article Fourteen shall be applicable to any required shareholder authorization or approval of any amendment to the articles of incorporation, any plan of merger, share exchange or reorganization involving the corporation, any sale, lease, exchange or disposition of all, or substantially all, the property and assets of the corporation and any voluntary dissolution of the corporation.

         The following new Article Fifteen is an addition to the original Articles of Incorporation and the full text of Article Fifteen reads as follows:




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                                 ARTICLE FIFTEEN

         Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt the bylaws of the corporation, to amend or repeal the bylaws or to adopt new bylaws, subject to any limitations which may be contained in such bylaws.

                                  ARTICLE THREE

         Each such amendment made by the Restated Articles has been effected in conformity with the provisions of the Act and such Restated Articles and each such amendment made by the Restated Articles was duly adopted by the shareholders of the Corporation on the 21st day of April, 1998.

                                  ARTICLE FOUR

         The number of shares of the Corporation outstanding at the time of such adoption was 136.14; and the number of shares entitled to vote thereon was 136.14.

         The holders of at least two-thirds of the shares outstanding and entitled to vote on the Restated Articles have adopted the Restated Articles at a special meeting in accordance with Article 2.28 of the Act and notice of such action has been given in writing to those holders who did not consent to this action.

                                  ARTICLE FIVE

         The Articles and all amendments and supplements thereto are hereby superseded by the following Restated Articles which accurately copy the entire text thereof and as amended as above set forth:

                                   ARTICLE ONE

         The name of the corporation is FWT, Inc.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.



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


                                  ARTICLE FOUR

         The aggregate number of shares of capital stock which the corporation shall have authority to issue is ONE THOUSAND (1000) shares with a par value of TEN ($10.00) DOLLARS EACH. All of such shares shall be common stock of the corporation. Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any shareholder vote in which any of such holders is entitled to participate.

         The board of directors may establish series of unissued shares of any class of capital stock by fixing and determining the designation and preferences, limitations and relative rights, including voting rights, of the shares of any series so established and may increase or decrease the number of shares within each such series; provided, however, that the board of directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

         The preemptive right of any shareholder of the corporation to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares of the corporation, is hereby denied; provided, however, that nothing herein shall preclude the corporation from granting preemptive rights by contract or agreement to any person, corporation or other entity. Cumulative voting by the shareholders of the corporation at any election of directors of the corporation is hereby prohibited.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND DOLLARS ($1000.00) in actual cash paid in.

                                   ARTICLE SIX

         The post office address of its registered office is 1901 East Loop 820 South, Fort Worth, Texas 76112; and the name of its registered agent at such address is Douglas A. Standley.

                                  ARTICLE SEVEN

         The number of directors constituting the board of directors is five
(5), and the names and addresses of the persons who are to serve as directors, until their successors are elected and qualified are:

Roy J. Moore               1901 East Loop 820 South, Fort Worth, TX 76112
Douglas A. Standley        1901 East Loop 820 South, Fort Worth, TX 76112
John C. Baker              575 Madison Avenue, 10th Floor, New York, NY  10022
Edward W. Scott            575 Madison Avenue, 10th Floor, New York, NY  10022
Lawrence A. Bettino        575 Madison Avenue, 10th Floor, New York, NY  10022



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

                                  ARTICLE EIGHT

         The names and addresses of the three incorporators are:

         T.W. Moore                2621 Cravens Rd., Fort Worth, Texas
         George Parks              3413 Bilglade Rd., Fort Worth, Texas
         Irvin W. Shelman          5100 Cliffview Dr. Fort Worth, Texas

                                  ARTICLE NINE

         The corporation may sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of its assets if the principal terms are approved by the Board of Directors of the corporation and the principal terms are approved by the vote or the written consent of the holders of in excess of fifty percent (50.0%) of the outstanding voting shares of the corporation and not otherwise.

                                   ARTICLE TEN

         To the fullest extent permitted by any applicable law, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or amendment of this Article Ten by the shareholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the corporation at the time of such repeal or amendment.

                                 ARTICLE ELEVEN

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the corporation), by reason of the fact that he is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee or similar functionary of another corporation, employee benefit plan, other enterprise, or other entity, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article Eleven. The right to indemnification under this Article Eleven shall be a contract right and shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in



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another capacity while holding such office. Any repeal or amendment of this
Article Eleven by the shareholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

                                 ARTICLE TWELVE

         An otherwise valid contract or other transaction between the corporation and any other corporation and otherwise valid acts of the corporation with relation to any other corporation shall, in the absence of fraud, be valid notwithstanding whether any one or more of the directors or officers of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or any other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

         Any contract, transaction, act of the corporation or of the directors, which shall be ratified at any annual meeting of the shareholders of the corporation, or at any special meeting of the shareholders of the corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the shareholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

         Subject to any express agreement which may from time to time be in effect, any shareholder, director or officer of the corporation may carry on and conduct in his own right and for his own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or shareholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business which competes with the business of the corporation and shall be free in all such capacities to make investments in any kind of property in which the corporation may make investments.



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                                ARTICLE THIRTEEN

         Any action which would otherwise be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                ARTICLE FOURTEEN

         With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares of any class or series is required by the Texas Business Corporation Act, the act of the holders of shares of that class or series on that matter shall be the affirmative vote of the holders of more than fifty percent of the outstanding shares of that class or series, rather than the affirmative vote of the holders of shares of that class or series otherwise required by the Texas Business Corporation Act. Without limiting the generality of the foregoing, the provisions of this Article Fourteen shall be applicable to any required shareholder authorization or approval of any amendment to the articles of incorporation, any plan of merger, share exchange or reorganization involving the corporation, any sale, lease, exchange or disposition of all, or substantially all, the property and assets of the corporation and any voluntary dissolution of the corporation.

                                 ARTICLE FIFTEEN

         Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt the bylaws of the corporation, to amend or repeal the bylaws or to adopt new bylaws, subject to any limitations which may be contained in such bylaws.

Dated April 21, 1998.

                                        FWT, INC.


                                        By: /s/ WILLIAM R. ESTILL
                                           -----------------------------------
                                        Its Authorized Officer - Vice
                                        President - Finance








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